UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

ACTEL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-21970 (Commission File Number)	77-0097724 (I.R.S. Employer Identification Number)

2061 Stierlin Court Mountain View, California (Address of principal executive offices)	94043-4655 (Zip Code)
(650) 318-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     As previously disclosed, a Special Committee of the Board of Directors of Actel Corporation (“Actel” or “the Company”), composed of independent directors and assisted by independent counsel, was formed to review the Company’s historical stock option grant practices and related accounting. The Special Committee’s review is ongoing. On January 30, 2007, the Special Committee presented its preliminary findings to the Board of Directors. Following the Special Committee’s presentation, the Board requested and accepted the resignation of Henry L. Perret as a member of the Board.

Item 8.01.	Other Events.
     As described in Item 5.02 above, on January 30, 2007, the Special Committee presented its preliminary findings to the Board of Directors. Among these preliminary findings were the following:
—	There was inadequate documentation supporting the measurement dates for each of the Company’s company-wide annual grants during the period 1996-2001.

—	There were a number of other grants during the 1996-2001 period for which there was inadequate documentation supporting the recorded measurement dates, including some executive grants and grants to new employees in connection with corporate acquisitions.

—	In at least one instance during the 1996-2001 period, at a time when he was the Company’s Chief Financial Officer, Mr. Perret participated in the selection of a favorable grant date with the benefit of hindsight and did not properly consider the accounting implications of that action.

—	Beginning in 2002, documentation relating to annual and other grants improved substantially, although some minor errors occurred thereafter in the form of corrections or adjustments to grant allocations after the recorded measurement dates.

—	The Special Committee did not conclude that any current officers or employees of the Company engaged in any knowing or intentional misconduct with regard to the Company’s option granting practices.

—	The Special Committee has confidence in the integrity of John C. East, the Company’s Chief Executive Officer, and Jon A. Anderson, its Chief Financial Officer.
     As previously disclosed, Actel’s management has concluded that the Company may need to restate its historical financial statements to record additional non-cash and potentially other charges related to past stock option grants. Working with its independent registered public accounting firm, Ernst & Young LLP, the Company is evaluating corrections to measurement dates and other related accounting issues and is quantifying the financial and tax impact of those inaccuracies and corrections. In lieu of amending its prior filings with the Securities and Exchange Commission (“SEC”) to restate financial statements, the Company intends to include in its Annual Report on Form 10-K for the year ended December 31, 2006 (“Form 10-K”), the comprehensive disclosure outlined in guidance posted by the SEC Chief Accountant’s Office on January 16, 2007.

     As also previously disclosed, Actel has received notices from The Nasdaq Stock Market (“Nasdaq”) of Staff determinations that the Company is not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), which requires listed companies to file with the SEC all required reports, and Rules 4350(e) and 4350(g), which require listed companies to hold an annual meeting of shareholders, solicit proxies, and provide proxy statements to Nasdaq. At a hearing to appeal the Nasdaq Staff’s determinations held on January 11, 2007, the Company requested an extension of the deadline to file its delinquent Quarterly Report on Form 10-Q for the quarter ended October 1, 2006 (“Form 10-Q”), until April 11, 2007. Actel plans to file its Form 10-Q and Form 10-K by that date, and believes that it will be in compliance with Nasdaq’s listing requirements once those filings have been made and the Company holds a combined 2006 and 2007 annual meeting of shareholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION
Date: January 31, 2007	By:	/s/ Jon A. Anderson
Jon A. Anderson
Vice President of Finance and Chief Financial Officer

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